The CIT Group/BCC, Inc.
Suite 250-LB27
15303 Dallas Parkway
Dallas, TX 75248
Tel: 214 661 1251
Fax: 214 78~0847

                                                                  April 10, 1995

DAC Technologies of America, Ina.
3905 81st Street
Little Rock, AR 72209


                        NOTIFICATION FACTORING AGREEMENT
                        --------------------------------

Ladies and Gentlemen:

     We are pleased to confirm the terms and conditions that shall govern our collected funds accounting factoring arrangement with you.

     1. SALE OF ACCOUNTS

     1. You hereby sell, assign and transfer to us, and we hereby purchase as absolute owner, all of your accounts receivable created by or arising from the sale of goods or rendition of services by you (referred to herein collectively as the "Accounts", individually as an "Account"). This includes, without limitation, all sales made and services rendered under any of your trade names or styles or through any of your divisions.

     2. CREDIT APPROVAL

     2.1 Credit approval of all orders shall be requested from our Credit Department via computer, in accordance with procedures more particularly described in the Client Service Guide which we have provided to you, and any modifications or revisions thereof or supplements thereto which we may hereafter provide to you (herein the "Guide"). Orders may be submitted by either: (i) On-Line Terminal Access, in accordance with the procedures more particularly described in the appropriately marked section of the guide, or (ii) Electronic Batch Transmission, in accordance with the procedures more particularly described in the supplement to the Guide referred to as the guide to Batch Data Communications. We shall assume the Credit Risk (the customers failure to pay an invoice representing an Account in full when due at its longest maturity because of its financial inability to do so) on each Account with respect to which

Not. CF Adv.
2/7/95

     A company of
     Dai- Ichi Tango Bank and
     Chemical Banking Corporation
the shipment of goods or rendition of services represented thereby has been credit approved by our Credit Department in writing, and with respect to which the customer actually receives and finally accepts delivery of the goods or services. Without our prior written consent, you shall not change the amount, terms, shipping or delivery dates with respect to any shipment of goods or rendition of services, or any invoice relating thereto, whether or not approved by us as to credit, or grant any other indulgence with respect thereto (other than accepting returns and granting allowances as provided in paragraph 8.1 hereof). Credit approval of any shipment of goods or rendition of services may be withdrawn by us any time before, but not after, delivery is made. Credit approvals shall be effective only if shipment is made or services are rendered within thirty (30) days from the completion date specified in the approval. Notwithstanding anything to the contrary contained herein, we shall not assume the Credit Risk on any Account or portion thereof arising from freight charges, sales of sample merchandise, sales of merchandise not regularly sold by you, sales of merchandise which is not in the form or quantity of merchandise normally sold by you, or on any Account represented by an invoice, although all such Accounts shall be purchased by and assigned to us as provided herein. We shall have no liability whatsoever to you or to any person, firm or entity for not credit approving, or for withholding or withdrawing credit approval of, any order. In the event that we decline to credit approve an order from a customer and, in connection therewith, furnish any information to you regarding the credit standing of the customer in explanation of our decision, such information shall be privileged and confidential and shall not be given by you to the customer, your salesperson or any third party; however, you may advise such party that any questions relating thereto may be directed to us.

     2.2 To indicate credit decisions by our Credit Department each day, we shall send to you a computer generated Credit Decisions Report. The Credit Decisions Report shall constitute the official record of our written credit approvals. All information and exhibits contained in the Guide or on any screen accessed by you, or any print-outs, reports, statements or notices received by you are, and shall remain, our exclusive property and shall not be disclosed to or used by anyone other than you, in whole or part, except after obtaining the express written permission of an authorized officer of the undersigned.

     2.3 Accounts and portions of Accounts on which we bear the Credit Risk shall be referred to herein collectively as "Factor Risk Accounts", individually as a "Factor Risk Account". Accounts and portions of Accounts on which you bear the risk as to credit shall be referred to herein collectively as "Client Risk Accounts", individually as a "Client Risk Account".


Not. OF Adv.
2/7/95

     3. INVOICING

     3. Each of your invoices shall bear a notice (in form and content approved by us) that the Account represented thereby has been sold, assigned and transferred to us, and is owned by and payable only to us. All invoices shall be mailed by you to your customers at your expense. You shall provide us with copies of all invoices, and with such confirmation of the transfer of Accounts to us and such proof of order, shipment or delivery as we may require. Your printed name or rubber stamp signature on invoices and confirmatory assignment schedules shall have the same legal effect as a manual signature by one of your authorized officers or agents. Should you for any reason defer shipment of goods which you have sold and invoiced to a customer (such sales are also known as bill and hold sales) you shall: so advise us promptly, submit all relevant details to us, and comply with such conditions as we deem necessary as a prerequisite to our handling the Accounts arising therefrom on our books.

     4. REPRESENTATIONS AND WARRANTIES

     4.1 You hereby represent and warrant that: each Account is based upon an actual and bona fide sale and delivery of goods or rendition of services to customers, made by you in the ordinary course of your business; the goods and inventory being sold and the Accounts created are your exclusive property and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than in our favor; your customers have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, claim, offset, defense, deduction, recoupment, counterclaim or contra account (any of the foregoing being referred to herein as a "Customer Claim"); all amounts are due in United States Dollars; all original invoices bear notice of the assignment and transfer to us; any taxes or fees relating to your Accounts or goods are solely your responsibility; and none of the Accounts factored with us hereunder represent sales to any subsidiary, parent or affiliated company of yours.

     4.2 You also warrant and represent that: you are a duly organized and validly existing corporation, qualified to do business in all states where required; there are no actions, suits or legal proceedings of any kind or nature pending against you; and the most recent financial statements provided to us by you accurately state your financial condition and there has been no material adverse change in your financial condition since the date of said financial statements. You shall maintain such books and records concerning the Accounts as we may require and agree that they will reflect our ownership of the Accounts. You shall furnish us with such information concerning your business affairs and financial condition as we may request from time to time, and shall promptly notify us of any change in your name, chief executive

Not. CF Adv.
2/7/95

     5. PURCHASE OF ACCOUNTS

     5. We shall purchase the Accounts for the gross amount of the respective invoices, less factoring fees or commissions relating thereto, trade and cash discounts allowable to your customers and credits and allowances (the "Purchase Price of Accounts"). Our purchase of the Accounts shall be reflected on the Statements of Account which we shall render to you, and such statements shall also reflect all credits and discounts made available to your customers (whether or not taken) and anticipation earned by your customers. A more detailed description of these and all other accounting procedures used hereunder is contained in the Guide.

     6. ADVANCES

     6. At your request, we may in our sole discretion, make advances to you prior to the collection of Accounts, subject to our right to hold any reserves we deem necessary as security for the payment and performance of any and all of your Obligations, as defined herein. All amounts owing to us by you, including, without limitation, any advances which may be made to you prior to shipment and any debit balance in your Client Position Account (as defined below), shall be payable to us on demand. We may send to you at any time any credit balance in your Funds-In-Use Account (as defined below), without prior notice to you.

     7. PAYMENT OF ACCOUNTS

     7.1 Checks and other proceeds received by us in payment of Accounts will be applied to your account with us after crediting your customer's account; however, we shall debit your account monthly with the cost of three (3) additional business days on all such amounts. The foregoing shall be computed at the rate charged by us on debit balances, as set forth in paragraph 14.1 hereof. No checks, drafts or other instruments received by us shall constitute final payment of an Account unless and until such instruments have actually been collected.

     7.2 With respect to any Factor Risk Account which remains unpaid, the Purchase Price of Accounts relating thereto shall be credited to your account as follows:

          (a) if the customer in question makes an assignment for the benefit of creditors, calls a meeting of its creditors, institutes any proceeding to compromise or adjust its debts, or if any proceeding or petition is filed or instituted by or against such customer for relief under any State or Federal bankruptcy or insolvency law, or if a receiver or trustee is appointed for the customer, then, when the later of the following occurs: the longest due date of the

Not. CF Adv.
2/7/95

               Account, or at such time as we become aware that one of the events specified above has occurred; or

          (b) if none of the events specified in (a) above has occurred, then, when the later of the following occurs: the longest due date of the Account, or at such time as we become aware that the customer has become financially unable to pay.

Should it subsequently be determined that any Factor Risk Account credited to your account with us was not paid for any reason other than the customer's financial inability to do so, we shall reverse the credit and debit your account accordingly.

     8. CUSTOMER CLAIMS AND CHARGEBACKS

     8. You shall notify us promptly of any matter affecting the value, enforceability or collectability of any Account and of all Customer Claims, returns and rejections. You shall issue credit memoranda promptly upon accepting returns or granting allowances, (and upon our request, send duplicates and/or confirm the assignment of such credit memoranda to us), and may continue to do so until we have notified you that such credits or allowances are to be made only after our prior written approval. We shall have the right to adjust Customer Claims directly with customers, upon such terms as we in our sole discretion may deem advisable, but shall not be required to do so. We shall cooperate in the adjustment of Customer Claims, but may at any time debit or charge back to your account the amount of: (a) any Factor Risk Account which is not paid in full when due for any reason other than the customer's financial inability to do so (including, but not limited to, non-payment due to acts of God, civil strife, war and the like), or any anticipation taken or Customer Claim asserted with respect to any Factor Risk Account; (b) any Client Risk Account which is not paid in full on its due date; and (c) any Account with respect to which we determine that there has been a breach of any representation or warranty hereunder. Such debit or chargeback shall not constitute a reassignment to you of the Account involved. Any deduction taken by a customer shall be charged back to your account immediately, and we may at any time debit or charge back to your account the amount of: (i) payments we receive on Client Risk Accounts which we are required thereafter to turnover or return; (ii) any and all expenses and attorneys' fees incurred by us in collecting or attempting to collect any Account charged back to you or any Obligation hereunder; and
(iii) any expenses incurred by us as a result of remittances made by customers on Client Risk Accounts that are not finally paid, for whatever reason. Further, we shall be entitled to charge you a reasonable fee for each Client Risk Account which we may place with a collection agency or attorney for collection, which fee shall be charged to your account in addition to any fees or expenses of such collection agency or attorney.

     9. HANDLING AND COLLECTION OF ACCOUNTS AND RETURNED GOODS

     9.1 As owners and assignees of the Accounts, we shall have the right to bring suit or otherwise enforce collection, in your name or ours, and generally shall have all other rights respecting said Accounts, including, without limitation, the right to: accelerate or extend the time of payment, modify the terms of payment, settle, compromise, release in whole or in part any amounts owing, and issue credits in your name or ours. To the extent applicable, you hereby waive any and all claims and defenses based on suretyship. If monies are due and owing from a customer for both Factor Risk Accounts and Client Risk Accounts, you agree that any payments received in respect of any such Accounts may be applied first to the Factor Risk Accounts, regardless of any notation to the contrary on payment items, and regardless of the due dates of such Accounts. Once you have granted or issued a discount, credit or allowance, you shall have no further interest therein. Any checks, cash, notes or other instruments, proceeds or property received by you with respect to any Accounts shall be held by you in trust for us, separate from your own property and funds, and immediately turned over to us with proper assignments or endorsements. We may endorse or sign your name or ours on any checks or other instruments or documents with respect to Accounts or the goods covered thereby.

     9.2 At any time that we so request, and immediately upon the occurrence of an Event of Default (as defined below) or upon termination of this Agreement, any and all returned, reclaimed or repossessed inventory and goods shall be set aside by you, marked with our name and held by you in trust for us as owner, and for our account. Further, upon the occurrence of any of the foregoing, you shall promptly notify us of all such inventory and goods and deliver the same to us, pay us the invoice price thereof, or sell the same for our account and remit the full proceeds to us.

     10. STATEMENTS OF ACCOUNT

     10. After the end of each month, we shall send to you one or more reports showing the accounting for sales, charges, advances and other transactions between us during that month (herein the "Reports"). The Reports sent to you each month will include, among other things, a Statement of Account which will reflect transactions in three accounts: an accounts receivable account (the "Accounts Receivable Account"), a client position account (the "Client Position Account") and a funds-in-use account (the "Funds-In-Use Account"). All financial transactions between us will be reflected on these monthly Reports. The monthly Reports shall be deemed correct and binding upon you and shall constitute an account stated between us,. unless we receive a written statement of your exceptions within thirty (30) days after the date the same are mailed to you.

Not. CF Adv.
2/7/95

     11. GRANT OF SECURITY INTEREST

     11.1 In addition to the sale of Accounts hereunder, and without the necessity of any further formality, writing or evidence, you hereby transfer and assign to us and grant us a security interest in all of your right, title and interest in and to all of your now existing and future: (a) accounts receivable (whether or not the same constitute Accounts purchased by us hereunder), instruments, documents, chattel paper, general intangibles (including, without limitation, all federal, state and local income tax refunds), and any and all other forms of obligations owing to you; (b) unpaid seller's rights (including rescission, repossession, replevin, reclamation and stoppage in transit) relating to any of the foregoing or arising therefrom; (c) rights to any goods represented by any of the foregoing, including returned or repossessed goods;
(d) reserves and credit balances arising hereunder; (e) guarantees or collateral for any of the foregoing (including, without limitation, rights under any letters of credit or other credit enhancements in your favor); (f) insurance policies or rights relating to any of the foregoing; (g) bank deposits and accounts; (h) cash and non-cash proceeds of any and all of the foregoing; and
(i) Books and Records (as defined below in paragraph 13) evidencing or pertaining to any of the foregoing. (It is understood that we shall have no obligation to perform in any respect, any contracts relating to any Accounts). You shall comply with the requirements of all applicable laws to perfect our security interest in collateral granted to us hereunder, and execute such financing statements and other documents as we may require to effectuate the foregoing and implement this Agreement. To the extent permitted by applicable law, you hereby authorize us to sign your name on your behalf on financing statements covering the collateral and to file financing statements without your signature in order to perfect or maintain our security interest in the collateral.

     12. OBLIGATIONS SECURED

     12. The security interest granted hereunder, and any lien or security interest that we may have in any of your other assets or property, shall secure the payment and performance of all of your now existing and future indebtedness and obligations to us, whether absolute or contingent, and whether arising hereunder or under any other agreement or arrangement between us, or by operation of law or otherwise, including, without limitation, indebtedness for goods and services purchased by you from any party whose accounts receivable are factored or financed by us, and indebtedness arising under any guaranty, credit enhancement or other credit support executed by in our favor (herein "Obligations"). Any reserves or balances to your credit and any other property or assets of yours in possession shall constitute security for any and all Obligations. We may, in our discretion, debit your account at any time with the amount of any and all Obligations.

     13. BOOKS AND RECORDS AND EXAMINATIONS

     13. You agree: to make your records, files and books of account (including, without limitation, paper records, computer-based data, records or media, electronic records, tapes, discs, etc., and all programs and procedure manuals relating thereto) (all of the foregoing referred to herein as "Books and Records") available to us on request; to permit us to visit your premises during business hours to examine the same and to make copies or extracts thereof; and to conduct such examinations as we deem necessary. In order to cover costs and expenses we may incur in connection with any such examinations, we shall be entitled to charge you a fee for each day or part thereof during which such examination is conducted, which fee shall be charged to your account, in addition to any out-of-pocket costs and expenses we incur as a result of conducting said examinations.

     14. INTEREST, FACTORING FEES OR COMMISSIONS AND OTHER CHARGES

     14.1 Interest shall be charged as of the last day of each month on the debit balance in your Funds-In-Use Account each day during that month. The amount that appears in your Funds-In-Use Account is the difference between the balance in your Accounts Receivable Account and the balance in your Client Position Account. Interest shall be calculated at the greater of seven percent (7%) per annum or a rate of one and one-quarter percent (1/4) per annum above the "Chemical Rate", based on the nine percent (9%) per annum "Chemical Rate" as of March 1, 1995. The Chemical Rate is the per annum rate of interest publicly announced by Chemical Bank in New York, New York from time to time as its prime rate. (The prime rate is not intended to be the lowest rate of interest charged by Chemical Bank to its borrowers.) Any change in the rate of interest hereunder due to a change in the Chemical Rate shall take effect as of the first of the month following such change in the Chemical Rate. Interest shall be calculated based on a 360 day year. Interest shall be credited as of the last day of each month on any credit balance in your Funds-In-Use Account each day during that month, at a rate three percent (3~) per annum below the Chemical Rate being used to calculate interest hereunder for the period. In no event, shall the rate charged hereunder exceed the highest rate permitted under applicable law. In the event, however, that we do receive interest hereunder in excess of the highest rate permissible, you agree that your sole remedy shall be to seek repayment of such excess, and you hereby waive any and all other rights and remedies which may be available to you under law or in equity.

     14.2 For our services hereunder, we shall be entitled to a factoring fee or commission as follows: (a) sixty-five hundredths of one percent (.65~) on the gross face amount of all Accounts arising from sales to Customers listed on Exhibit A (attached hereto) and (b) eight tenths of one percent (.8~) on the gross face amount of all Accounts arising from all other sales factored with us, plus one-quarter of one percent (1/4 of 1 %) of the gross face amount of each Account for each thirty-day period or part thereof by which the

Not. OF Adv.
2/7/95
longest terms of sale applicable to such Account exceed ninety (90) days (whether as originally stated or as a result of a change of terms requested by you or the customer). In addition, with respect to Accounts arising from sales to customers located in United States territorial possessions, we shall be entitled to an additional factoring fee or commission of one percent (1~) on the gross face amount of such Accounts.

     14.3 In addition to the foregoing, you shall pay all costs and expenses incurred by us in connection with the preparation, execution, administration and enforcement of this Agreement, including, without limitation, all reasonable fees and expenses attributable to the services of our attorneys (whether in-house or outside), all search fees and the cost of all public record filings. Furthermore, you shall pay to us a reasonable fee for: (i) all special reports prepared by us at your request; (ii) all wire transfers; (iii) handling all change of terms requests relating to Accounts; and (iv) the usage by you of our on-line computer services. All such fees shall be charged to your account and may be changed by us from time to time upon notice to you.

     14.4 If any tax by any governmental authority (other than income and franchise taxes imposed on us which are not related to any transaction between
us) is or may be imposed on, or arises as a result of, any transactions between us, any sales made by you, or any inventory or goods relating to such sales, and we are or may be required to withhold or pay such tax and any interest or penalties related thereto, you shall indemnify and hold us harmless in respect thereof and pay to us the amount of any such tax, interest or penalties.

     15. TERMINATION

     15. You may terminate this Agreement for any reason whatsoever, but only as of an Anniversary Date, as defined herein, and then only by giving us at least sixty (60) days prior written notice of termination. We may terminate this Agreement for any reason whatsoever at any time by giving you written notice stating a termination date not less than sixty (60) days from the date such notice is given, or immediately at any time without prior notice to you upon and after the occurrence of an Event of Default (as defined below). This Agreement continues uninterrupted unless terminated as herein provided. As used herein, the term "Anniversary Date" shall mean the last day of the month occurring one year from the date hereof or the same date in any year thereafter. Unless sooner demanded, all Obligations shall become due and payable upon termination of this Agreement and, pending a final accounting, we may withhold any balances in your account unless supplied with an indemnity satisfactory to us to cover all Obligations. All our rights, liens and security interests hereunder shall continue and remain in effect after termination of this Agreement, whether said termination is upon notice or as a result of the occurrence of an Event of Default, and you shall continue to assign accounts receivable to us and to remit to us all collections on accounts receivable, until all Obligations have been paid in full or we have been supplied with an indemnity satisfactory to us to cover all Obligations.

16. EVENTS OF DEFAULT AND REMEDIES UPON DEFAULT

          16.1 An "Event of Default" shall be deemed to have occurred under this Agreement upon: (a) the cessation of your business or the calling of a meeting of your creditors; (b) your failure to meet your debts as they mature; (c) the commencement by or against you of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (d) breach by you of any representation, warranty or covenant contained herein; or (e) your failure to pay any Obligation when due.

          16.2 Upon and after the occurrence of an Event of Default, this Agreement may be terminated by us immediately at any time, without notice to you, and all Obligations shall, at our option and without notice or demand of any kind (all of which you hereby expressly waive), become due and payable immediately. Further, we may remove, from any premises where the same may be located, any and all documents, instruments, Books and Records (and any receptacles or cabinets containing the same) pertaining to the Accounts or other collateral hereunder and/or we may use (at your expense) such of your personnel, supplies and space at your place of business or elsewhere, as may be necessary to properly administer and enforce our rights in the Accounts and any other collateral hereunder, and to facilitate the collection thereof and realization thereon. We may sell, assign or otherwise dispose of the Accounts and any returned, reclaimed or repossessed inventory, goods or other property relating thereto, whether held by you or by us, at public or private sale, for cash, on credit or otherwise, at such price and on such terms as we in our sole option and discretion may determine, and we may bid or become purchasers at any such sale, or acquire an interest in or dispose of said property. You hereby acknowledge that you have no right to notice, or to an accounting or right of redemption with respect to any such sale or other disposition of the aforesaid Accounts or aforesaid goods. With respect to any other property or collateral in which we have a security interest, we shall have all of the rights and remedies of a secured party under Article 9 of the Uniform Commercial Code. If notice of intended disposition of any of said property or collateral is required by law, it is agreed that five (5) days notice shall constitute reasonable notice. The net cash proceeds resulting from the exercise of any of the foregoing rights, after deducting all charges, costs and expenses (including reasonable attorneys' fees) shall be applied by us to the payment or satisfaction of the Obligations, whether due or to become due, in such order as we may elect, and you shall remain liable to us for any deficiencies. Upon and after the occurrence of an Event of Default, or in the event of a termination of this Agreement by us, we are hereby authorized by you to notify postal authorities at any time to change the address for delivery of mail to you to such address as we may designate, and to receive and open mail addressed to you to enable us to carry out our rights under this Agreement.

Not. OF Adv.
2/7/95

     17. MISCELLANEOUS PROVISIONS

     17.1 This Agreement, and all attendant documentation, as the same may be amended from time to time, constitutes the entire agreement between us with regard to the subject matter hereof, and supersedes any prior agreements or understandings. Furthermore, unless specifically provided otherwise herein, this Agreement can be changed only by a writing signed by both of us, and shall bind and benefit each of us and our respective successors and assigns, provided, however, that you may not assign this Agreement or your rights hereunder without our prior written consent. Our failure or delay in exercising any right hereunder shall not constitute a waiver thereof or bar us from exercising any of our rights at any time. The validity, interpretation and enforcement of this Agreement shall be governed by the laws of the State of New York.

     17.2 If any provision of this Agreement (including, without limitation, any provision relating to charges constituting interest payable by you) is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

     17.3 Paragraph headings are for convenience only and shall not be deemed to be a controlling part of this Agreement.

     18. JURY TRIAL WAIVER

     18. To the extent permitted by applicable law, you and we each hereby waive any right to a trial by jury in any action or proceeding arising directly or indirectly out of this Agreement, or any other agreement or transaction between us or to which we are both parties.

     If the foregoing is in accordance with, and accurately reflects, your understanding, please so indicate by signing and returning to us the original and one copy of this Agreement. This Agreement shall take effect as of the date set forth above, but only after being accepted below by one of our officers in New York, after which, we shall forward your fully executed copy to you for your files.

                                              Very truly yours,

                                         THE CIT GROUP.COMMERCIAL SERVICES, INC.

By: /s/ Barry Schwartz
    ----------------------
    Name: Barry Schwartz
    Title: S.V.P.

Read and Agreed to:

DAC TECHNOLOGIES OF AMERICA, INC.


By: /s/ David A. Collins
    ----------------------
    Name: David A. Collins
    Title: President

                                        Accepted at: New York, New York

                                        THE CIT GROUP/COMMERCIAL SERVICES, INC.

                                        By: /s/ John F. Daly
                                            ------------------------------------
                                            Name: John F. Daly
                                            Title: Executive Vice President

                                   EXHIBIT A

Target Stores                                     McLane Company, Inc.
Minneapolis, MN                                   Subsidiary of Wal-Mart Stores, Inc.
                                                  Bentonville, AR


Wal-Mart Stores, Inc.                             General Motors Corporation
Bentonville, AR                                   Detroit, MI


Walgreen Company                                  Sears, Roebuck and Company
Danville, IL                                      Hoffman Estates, IL

Army and Air Force Exchange                       Montgomery Ward Co.
Dallas, TX                                        Chicago, IL


Fred Meyer Incorporated                           Dillard Department Stores, Inc.
Portland, OR                                      Little Rock, AR


K Mart Corporation                                J. C. Penney Co., Inc.
Troy, MI                                          Plano, TX

Lowes Companies, Inc.                             The Pep Boys-Manny, Moe & Jack (Inc.)
North Wilkesboro, NC                              Philadelphia, PA

Mercantile Stores
Fairfield, OH

American Drug Stores
(OSCO Drug)
Franklin Park, IL

Longs Drug Stores, Inc.
Antioch, CA

Builders Square Division of K Mart
  Corporation San Antonio, TX


                THE CIT GROUP/COMMERCIAL SERVICES /s/ [ILLEGIBLE]

                DAC TECHNOLOGIES OF AMERICA, INC. /s/ [ILLEGIBLE]

Suite 250-LB27
15303 Dallas Parkway
Dallas, TX 75248
Tel: 214 661 1251
Fax: 214 786-0a47


The CIT Group/BCC, Inc.                                           April 10, 1995


DAC Technologies of America, Inc.
3905 81st Street
Little Rock, AR 72209


                    Re: Customer Surcharge Letter Agreement
                        -----------------------------------

Ladies and Gentlemen:

We refer to the Factoring Agreement between us, as supplemented and amended (herein the "Agreement").

This shall confirm our mutual understanding and agreement that, notwithstanding anything to the contrary contained in the Agreement, all of your accounts receivable arising from sales to the customers listed on the attached Schedule and their respective divisions, trade names, affiliates and subsidiaries, including but not limited to those listed on the Schedule (herein "Customers", all such accounts being referred to herein as "Customer Accounts") shall be subject to the following terms and conditions:

a. Only those sales to the Customers that are made by you on terms of sale not exceeding thirty (30) days, will be eligible for credit approval under the Agreement.

b. We shall charge your account with a Surcharge based on the gross face amount of each Customer Account approved by us as to credit whose terms of sale do not exceed 30 days, at the surcharge rate applicable to the Customer involved, as set forth on the attached Schedule. The Surcharge shall be in addition to any other fees or commissions we are entitled to charge you under the Agreement, and shall be due and charged to your account in the same manner as commissions are charged thereunder.

c. You shall continue to request credit approval from our Credit Department on all orders from each Customer, as per the Agreement. Any Customer Account whose terms of sale exceed thirty (30) days or which has not been approved by us as to credit as per the Agreement, shall be at your sole Credit Risk.

d. All payments that we receive from any Customer prior to the commencement of any liquidation of all or substantially all of its assets, or prior to the commencement by or against it of any case under Chapter 7 or Chapter 11 (as applicable) of the Bankruptcy Code (herein a "Liquidation"), shall be applied by us in accordance with our normal procedures. If at the commencement of a Liquidation with respect to any Customer, there are any Customer Accounts on our books at your Credit Risk, as well as Customer Accounts on our books at our Credit Risk, then any dividends or other payments that we receive relating to any such Customer Accounts shall be applied in reduction of the outstanding amounts of all such Customer Accounts at your and our Credit Risk, in proportion to the percentage of your and our Credit Risk on such Customer Accounts.

Except as herein specifically provided, the Agreement remains in full force and effect in accordance with its terms. If you are in agreement with the foregoing, please so indicate by signing and returning to us the enclosed copy of this letter.

                                Very truly yours,

                                         THE CIT GROUP/COMMERCIAL SERVICES, INC.

By /s/ [ILLEGIBLE]
   ----------------------------
   Name:
   Title: S.V.P.

Read and Agreed to:

DAN TECHNOLOGIES OF AMERICA, INC.

By /s/ David A. Collins
   -------------------------------
   Name: David A. Collins
   Title: President

                                    Schedule
                                    --------

                     To Customer Surcharge Letter Agreement


                      Customer
     (And Divisions, Tradenames, Affiliates and            Surcharge Rate
                    Subsidiaries)

  B. Boman and Co., Inc. - D.I.P.                                1%
     Bolton's - D.I.P.

  CFTC Group, Inc. - D.I.P.                                      1%
     Canadian Fur Trappers Corporation, Inc. D.I.P.

  McCrory Corporation - D.I.P.                                   1%
     McCrory Stores Division - D.I.P.

  Masters, Inc. - D.I.P.                                         3%
     Lady Rose - D.I.P.
     Lord Bibb - D.I.P.
     Central Textile - D.I.P.

  The Leslie Fay Companies, Inc. - D.I.P.                        3%
     Albert Nipon Division - D.I.P.
     Andrea Gayle Division - D.I.P.
     Breckenridge Division - D. I. P.
     Castleberry Knit. Division - D.I.P.
     Joan Leslie Division - D.I.P.
     Leslie Fay Dress Division - D.I.P.
     L. Fay Evenings Division - D.I.P.
     Leslie Fay Intimates Division - D.I.P.
     Leslie Fay Sportswear Division - D.I.P.
     Outlander Division - D.I.P.
     Sassco Fashions - D.I.P.
     Theo Miles Division - D.I.P.

       Spitalnick Corp., a subsidiary of The Leslie Fay          3%
  Companies,
       Inc., - D.I.P.

         HUE, Inc., a subsidiary of The Leslie Fay               3%
  Companies,
     Inc., - D.I.P.

  Piece Goods Shops - D.I.P.                                     3%

  Bill's Dollar Stores, Inc., - D.I.P.                           3%

   Roses Stores, Inc. - D.I.P                                    3%
     d/b/a Roses

   Brendles Stores, Inc. - D.I.P.                                3%

   Carlisle Retailers Inc. - D.I.P.                              3%
     d/b/a Carlisle-And-First, Carlisle's, Carlisle
     Clothing and The Alley

   Gantos Inc. - D.I.P.                                          3%
     d/b/a Gantos Stores, Inc. - D.I.P.

   Craig's Stores of Texas Inc. - D.I.P.                         3%
     d/b/a Craig's ang Everitt Buelow

   Broadway Stores, Inc.                                         1%
     d/b/a The Broadway, Broadway Southwest, Emporium
   Capwell and Weinstock's

   Merry-Go-Round Enterprises, Inc - D.I.P.                      3%
     d/b/a MGR Distribution Corp. - D.I.P, and MGRR,
   Inc. - D.I.P.

   Woodward & Lothrop, Incorporated - D.I.P.                     3%
    John Wanamaker, Philadelphia - D.I.P.

   Crystal Brands, Inc. - D.I.P.                                 3%
     Crystal Brands, Inc - D.I.P./Retail Div.

   Ormond Shops Inc. - D.I.P. d/b/a Amancio                      3%

   Maurice L. Rothschild & Co. - D.I.P.                          3%
     d/b/a LLoyd's
     Jim's Deep Discount (Mr. Jim's)
     Joseph Spiess & Co.
     Blakes Gilbert's Menswear (Big & Tall Dept.)
     Park Menswear (Big & Tall Dept.)
     Kositchek's (Big & Tall Dept.)
     Higgins & Holmes
     Raleigh's
     Eagle Clothes

     Middishade
     Stallones
     Justers
     Racusin's
     Looies
     Gallagher Clothier
     Broadstreets
     Rothchild Big & Tall Men'
     Chelsea
     Willow Tree
     Willow Tree Plus
     Clothing Clearance Center
     April-Marcus
     Baskin Outlet
     Jefferys

Ames Department Stores, Inc.                                     3%

Jay Jacobs, Inc. - D.I.P.                                        3%
     Jay Jacobs of California, Inc. - D.I.P.

Fine's Men's Shop, Inc. - D.I.P.                                 3%